UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

UDR, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
On July 7, 2008, UDR, Inc. (UDR or the Company), through its wholly-owned subsidiary United Dominion Realty, L.P., purchased a multi-family apartment community referred to as One Island Square located in Mercer Island, Washington, which comprises 235 homes and on-site retail space for approximately $112.2 million. Through September 12, 2008, the Company has acquired, from unaffiliated third parties, 13 operating and/or development communities with 4,558 homes for approximately $976.3 million.
On June 11, 2008, the Company filed a Form 8-K regarding the acquisition of four multi-family apartment communities, Edgewater Apartments, Delancy Apartments, Circle Towers and Legacy Village I, II, III and IV that were acquired between March 28, 2008 and March 31, 2008 with 2,083 homes for approximately $456.9 million, which included the assumption of $71.0 million of debt.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
The following financial statements are being filed in connection with the acquisition of certain communities as described in Item 8.01 as required by Sections 210.3-14 and 210.11-01 of Regulation S-X due to the Company having acquired multi-family apartment communities that in the aggregate exceed 10% of UDR’s total consolidated assets as of December 31, 2007.

(a) Financial Statements of Real Estate Properties Acquired

One Island Square
Report of Independent Registered Public Accounting Firm	3
Statement of Revenues and Certain Expenses for the year ended December 31, 2007 and for the period ended June 30, 2008 (unaudited)	4
Notes to Statement of Revenues and Certain Expenses	5

(b) Unaudited Pro Forma Financial Information

Pro Forma Consolidated Balance Sheet as of June 30, 2008 (unaudited)	8
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007 (unaudited)	9
Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2008 (unaudited)	10
Notes to Pro Forma Consolidated Financial Statements (unaudited)	11

(c) Exhibits

23.1 Consent of Independent Registered Public Accounting Firm

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UDR, Inc.
September 22, 2008	By:	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Financial Officer

Report of Independent Registered Public Accounting Firm
The Board of Directors
UDR, Inc.
We have audited the accompanying statement of revenues and certain expenses of One Island Square (the Community) for the year ended December 31, 2007. This financial statement is the responsibility of the Community’s management. Our responsibility is to express an opinion on the financial statement based upon our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Community’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Community’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Current Report on Form 8-K of UDR, Inc., as described in Note 1. The presentation is not intended to be a complete presentation of the Community’s revenues and expenses.
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of One Island Square for the year ended December 31, 2007, on the basis of accounting described in Note 1.
Ehrhardt Keefe Steiner & Hottman, PC
September 19, 2008

One Island Square
Statement of Revenues and Certain Expenses

	For the period ended
	June 30, 2008	December 31, 2007
	(unaudited)
Revenues:
Rental revenues	$2,769,272	$4,988,126
Other property revenues	255,727	425,107

Total revenues	3,024,999	5,413,233

Rental expenses:
Personnel	198,841	385,217
Utilities	202,986	357,187
Repairs and maintenance	122,235	248,819
Administrative and marketing	79,037	208,900
Property management	104,456	166,057
Real estate taxes and insurance	261,053	466,635

Total rental expenses	968,608	1,832,815

Revenues in excess of certain expenses	$2,056,391	$3,580,418

See accompanying notes to Statement of Revenues and Certain Expenses.

One Island Square
Note to Statement of Revenues and Certain Expenses
December 31, 2007
1. Basis of Presentation
On April 15, 2008, United Dominion Realty, L.P., a wholly owned subsidiary of UDR, Inc., entered into an agreement to purchase One Island Square (the Community), a residential apartment community with retail space subject to a master lease agreement located in Mercer Island, Washington, from One Island Square, LLC (Seller).
The statement of revenues and certain expenses relates to the operations of the Community and were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X. Accordingly, the accompanying statement of revenues and certain expenses has been prepared using the accrual method of accounting, and certain expenses such as depreciation, amortization, income taxes, mortgage interest expense, and entity expenses are not reflected in the statement of revenues and certain expenses, as required by Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Consequently, the statement of revenues and certain expenses for the period presented is not representative of the actual operations for the period presented, as certain revenues and expenses which may not be in the proposed future operations of the Community have been excluded in accordance with Rule 3-14 of Regulation S-X.
2. Summary of Significant Accounting Policies
Revenue Recognition
Rental income is recognized for the full term of each lease on a straight-line basis.
Repairs and Maintenance
Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations, and replacements are capitalized.
Advertising Costs
All advertising costs are expensed as incurred and reported on the statement of revenues and certain expenses within the line item “Administrative and marketing.” For the year ended December 31, 2007, advertising expenses were $92,646, which included $7,250 in rental bonuses.

Uses of Estimates
The preparation of the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Interim Information (unaudited)
In the opinion of management, the unaudited information for the six months ended June 30, 2008, included herein, contains all of the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the six months ended June 30, 2008. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results, except for certain rental revenues related to an executed master lease agreement and property management fees.
3. Related-Party Transactions
An affiliate of the Seller performed the property management function and charged total management fees of 2.5% of gross residential revenues for their service for 2007. Related party management fees in the amount of $91,509 were charged to the Community during 2007.

UDR, INC.
PRO FORMA FINANCIAL INFORMATION
(unaudited)
The accompanying unaudited pro forma consolidated balance sheet presents the historical financial information of UDR as of June 30, 2008, as adjusted for the One Island Square asset acquisition for approximately $112.2 million, of which nearly the entire purchase price was paid from 1031 proceeds as if the transaction had occurred on June 30, 2008. The historical acquisitions of Edgewater Apartments, Delancey Apartments, Circle Towers and Legacy Village I, II, III and IV (Previously Acquired Communities) for approximately $456.9 million, of which $71.0 million was financed with debt, with the balance paid for by utilizing 1031 proceeds, occurred prior to June 30, 2008, and as such, there are no pro forma adjustments deemed necessary to the pro forma consolidated balance sheet for the Previously Acquired Communities.
The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008 (unaudited) combines the historical operations of UDR with the historical operations of the properties described above, as if the acquisitions had occurred on January 1, 2007.
The unaudited pro forma consolidated financial statements have been prepared by UDR’s management based upon the historical financial statements of UDR and the historical financial information of the communities acquired. Certain pro forma adjustments were made to the historical financial statements as described in the accompanying notes to pro forma consolidated financial statements. These pro forma financial statements may not be indicative of the results that actually would have occurred if the acquisition had occurred on the dates indicated. The pro forma financial statements and notes thereto should be read in conjunction with the historical financial statements included in UDR’s previous filings with the Securities and Exchange Commission.

UDR, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2008
(In thousands)
(unaudited)

	UDR	Pro Forma
	(Historical)	Adjustments		Pro Forma

ASSETS

Real estate owned:
Real estate held for investment	$4,977,957	$112,330	(a)	$5,090,287
Less: accumulated depreciation	(935,369)	—		(935,369)

	4,042,588	112,330		4,154,918
Real estate under development	327,564	—		327,564
Real estate held for disposition	45,019	—		45,019

Total real estate owned, net of accumulated depreciation	4,415,171	112,330		4,527,501
Cash and cash equivalents	1,412	459	(b)	1,871
Restricted cash	8,515	—		8,515
Deferred financing costs, net	32,308	—		32,308
Notes receivable	224,776	—		224,776
Investment in unconsolidated joint ventures	48,177	—		48,177
Funds held in 1031 escrow	231,795	(110,500	)(c)	121,295
Other assets	71,812	(2,000	)(c)	69,812
Other assets — real estate held for disposition	2,180	—		2,180

Total assets	$5,036,146	$289		$5,036,435

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,206,817	$—		$1,206,817
Unsecured debt	2,012,727	—		2,012,727
Real estate taxes payable	16,246	—		16,246
Accrued interest payable	23,736	—		23,736
Security deposits and prepaid rent	28,270	289	(b)	28,559
Distributions payable	47,548	—		47,548
Deferred gains on the sale of depreciable property	28,814	—		28,814
Accounts payable, accrued expenses, and other liabilities	36,928	—		36,928
Other liabilities — real estate held for disposition	2,147	—		2,147

Total liabilities	3,403,233	$289		$3,403,522

Minority interests	103,656	—		103,656

Stockholders’ equity

Preferred stock — Series E Cumulative Convertible	46,571	—		46,571
Preferred stock — Series G Cumulative Redeemable	135,000	—		135,000
Common stock	1,283	—		1,283
Additional paid-in capital	1,494,239	—		1,494,239
Distributions in excess of net income	(148,608)	—		(148,608)
Accumulated other comprehensive income, net	772	—		772

Total stockholders’ equity	1,529,257	—		1,529,257

Total liabilities and stockholders’ equity	$5,036,146	$289		$5,036,435

See accompanying notes to pro forma consolidated financial statements.

UDR, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(In thousands, except per share data)
(unaudited)

	Historical
		Acquired		Pro Forma		Pro Forma
	UDR	Communities		Adjustments		Consolidated
Revenues
Rental income	$497,474	$30,054	(d)	$(123	)(e)	$527,405
Non-property income:
Other Income	2,720	—		—		2,720

Total revenues	500,194	30,054		(123)		530,125

Expenses
Rental expenses:
Real estate taxes and insurance	57,875	3,726	(d)	2,684	(g)	64,285
Personnel	42,462	3,112	(d)	—		45,574
Utilities	25,765	2,401	(d)	—		28,166
Repair and maintenance	27,041	1,537	(d)	—		28,578
Administrative and marketing	12,894	1,307	(d)	—		14,201
Property management	20,317	964	(d)	(137	)(h)	21,144
Other operating expenses	1,442	—		—		1,442
Real estate depreciation and amortization	191,342	—		27,914	(i)	219,256
Interest, net	174,677	—		4,636	(j)	179,313
General and administrative	39,566	—		(827	)(h)	38,739
Severence costs and other restructuring charges	4,333	—		—		4,333
Other depreciation and amortization	3,076	—		—		3,076

	600,790	13,047		34,270		648,107

Loss before minority interests and discontinued operations	(100,596)	17,007		(34,393)		(117,982)
Minority interests of outside partnerships	(151)	—		—		(151)
Minority interests of unitholders in operating partnerships	167	—		946	(k)	1,113
Net gain on the sale of depreciable property to a joint venture	113,799	—		—		113,799

Income/(loss) before discontinued operations, net of minority interests	13,219	17,007		(33,447)		(3,221)
Income from discontinued operations, net of minority interests	208,130	—		—		208,130

Net income	221,349	17,007		(33,447)		204,909
Distributions to preferred stockholders — Series B	(4,819)	—		—		(4,819)
Distributions to preferred stockholders — Series E (Convertible)	(3,726)	—		—		(3,726)
Distributions to preferred stockholders — Series G	(5,366)	—		—		(5,366)
Premium on preferred stock repurchase	(2,261)	—		—		(2,261)

Net income available to common stockholders	$205,177	$17,007		$(33,447)		$188,737

Earnings per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders, net of minority interests	$(0.02)					$(0.14)
Income from discontinued operations, net of minority interests	$1.55					$1.55
Net income available to common stockholders	$1.53					$1.41

Weighted average number of common shares outstanding — basic	134,016					134,016
Weighted average number of common shares outstanding — diluted	134,016					134,016
See accompanying notes to pro forma consolidated financial statements.

UDR, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(In thousands, except per share data)
(unaudited)

	Historical
		Acquired		Pro Forma		Pro Forma
	UDR	Communities		Adjustments		Consolidated
Revenues
Rental income	$264,399	$10,605	(d)	$22	(e)	$275,026
Non-property income:
Other Income	14,842	—		(1,672	)(f)	13,170

Total revenues	279,241	10,605		(1,650)		288,196

Expenses
Rental expenses:
Real estate taxes and insurance	29,284	993	(d)	715	(g)	30,992
Personnel	23,532	954	(d)	—		24,486
Utilities	13,684	745	(d)	—		14,429
Repair and maintenance	14,059	572	(d)	—		14,631
Administrative and marketing	6,517	283	(d)	—		6,800
Property management	7,271	326	(d)	(35	)(h)	7,562
Other operating expenses	2,024	18	(d)	—		2,042
Real estate depreciation and amortization	114,942	—		7,823	(i)	122,765
Interest, net	72,497	—		1,159	(j)	73,656
General and administrative	19,700	—		(291	)(h)	19,409
Other depreciation and amortization	1,873	—		—		1,873

	305,383	3,891		9,371		318,645

Loss before minority interests and discontinued operations	(26,142)	6,714		(11,021)		(30,449)
Minority interests of outside partnerships	(97)	—		—		(97)
Minority interests of unitholders in operating partnerships	1,594	—		273	(k)	1,867

(Loss)/income before discontinued operations, net of minority interests	(24,645)	6,714		(10,748)		(28,679)
Income from discontinued operations, net of minority interests	750,769	—		—		750,769

Net income	726,124	6,714		(10,748)		722,090
Distributions to preferred stockholders — Series E (Convertible)	(1,862)	—		—		(1,862)
Distributions to preferred stockholders — Series G	(4,556)	—		—		(4,556)

Net income available to common stockholders	$719,706	$6,714		$(10,748)		$715,672

Earnings per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders, net of minority interests	$(0.24)					$(0.28)
Income from discontinued operations, net of minority interests	$5.80					$5.80
Net income available to common stockholders	$5.56					$5.52

Weighted average number of common shares outstanding — basic	129,550					129,550
Weighted average number of common shares outstanding — diluted	129,550					129,550
See accompanying notes to pro forma consolidated financial statements.

UDR, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(a)	Represents an estimate of the purchase price allocated to real estate and in-place lease associated with One Island Square, inclusive of transaction costs. The values are as follows (in thousands)

		Intangible asset
		for in-place	Pro Forma
Market	Real Estate	lease value	Adjustment

Seattle, WA	$111,831	$499	$112,330

(b)	Reflects proceeds refunded to UDR and obligations assumed as part of the One Island Square acquisition.

(c)	Represents funding, 1031 funds and deposit proceeds utilized to acquire One Island Square.

(d)	Represents the pro forma historical revenue and certain expenses for properties subject to audit. The values are as follows (in thousands)

	Previously	Current Filing	Acquired
	Acquired	One Island	Communities
For the year ended 12/31/07	Communities	Square	Totals

Rental income	$24,641	$5,413	$30,054

Real estate taxes and insurance	3,259	467	3,726
Personnel	2,727	385	3,112
Utilities	2,044	357	2,401
Repairs and maintenance	1,288	249	1,537
Administrative and marketing	1,098	209	1,307
Property management	798	166	964

	$13,427	$3,580	$17,007

	Previously	Current Filing	Acquired
	Acquired	One Island	Communities
For the six months ended 6/30/08	Communities	Square	Totals

Rental income	$7,580	$3,025	$10,605

Real estate taxes and insurance	732	261	993
Personnel	755	199	954
Utilities	542	203	745
Repairs and maintenance	450	122	572
Administrative and marketing	204	79	283
Property management	221	105	326
	18	—	18

	$4,658	$2,056	$6,714

(e)	Represents the pro forma adjustment to reflect the rental revenue and ancillary revenue generated by UDR under the master lease agreement for the retail space of One Island Square, which is offset by the historical revenue generated for this space. The master lease agreement is for a period of five years commencing upon acquisition of the community by UDR with monthly lease revenue of $102,525 plus fees for parking and reimbursement for common area charges.

(f)	Represents the pro forma adjustment to reflect the interest income recorded by UDR in our historical results.

(g)	Reflects differences between historical real estate taxes and estimated real estate taxes that would have been recorded by UDR due to revaluation of the communities by the local taxing authority. Also reflects differences between historical insurance and estimated insurance expense that would have been recorded by UDR based on UDR’s insurance rates applied on a per unit basis.

(h)	Reflects difference between historical property management fee and the estimated property management fee that would have been recorded by UDR based on UDR’s standard management fee.

(i)	Reflects difference between historical real estate depreciation and amortization and the estimated depreciation and amortization that would have been recorded by UDR based on the depreciable basis of the acquired communities and furniture and fixtures, assuming asset lives ranging from five to thirty-five years as well as the amortization of the identifiable intangible values recorded with an estimated 11 month useful life.

(j)	Reflects difference between historical interest expense and estimated interest expense that would have been recorded for the assumed debt, including the impact of amortizing the fair market adjustment on fixed rate debt over the term of the related debt instrument.

(k)	Reflects difference between historical minority interest and what would have been recorded by the Company as a result of the reported earnings for the acquired communities.

Exhibit Index

Exhibit
Number	Description

23.1	Consent of Independent Registered Public Accounting Firm